                                                                       EXHIBIT 4


                      FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of October 25, 1996, among BRUNSWICK BIOMEDICAL CORPORATION, a Massachusetts corporation (the "Borrower"), and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation ("ING"), constituting the sole Lender under the Credit Agreement referenced below (together with its successors and assigns, the "Lenders"), and ING in its capacity as Agent for the Lenders.


                              W I T N E S S E T H:

     RECITALS:

     A. The Borrower, the Lenders and the Agent have entered into a certain Credit Agreement, dated as of April 15, 1996 (the "Credit Agreement"); capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

     B. The Borrower has requested an amendment to the Credit Agreement to reflect changes in the financial covenants, and the Lenders have agreed to so amend the Credit Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1.  Amendment to Section 1.1.   Section 1.1 of the Credit
Agreement is hereby amended by replacing the definition of EBITDA in its entirety with the following:

           "EBITDA" means, for any period, an amount equal to Net Income plus (to the extent deducted in determining Net Income) interest expense, provisions for income taxes, depreciation, amortization of intangible assets and the write-off of in-process research and development expense, in each case for the Borrower and its Subsidiaries on a consolidated basis; provided, however, that for any period ending prior to the consummation of the Merger, EBITDA shall mean the EBITDA of STI and its Subsidiaries on a consolidated basis.

     SECTION 2.  Amendment to Section 6.2.4.   Section 6.2.4 of the Credit
Agreement is hereby amended by replacing said Section in its entirety with the following:

     SECTION 6.2.4 Financial Condition. From and after the Merger Consummation Date, the Borrower hereby covenants and agrees as set forth below:

           (a) Senior Debt Leverage Ratio. The Borrower will not permit its Senior Debt Leverage Ratio with respect to the twelve-month period ending on the last day of any Fiscal Quarter to be greater than the ratio set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to the first anniversary of the Merger Consummation Date, such ratio to be calculated as provided in clause (h) of this Section 6.2.4):


       Fiscal Quarter Ending:                             Ratio
       ---------------------                              -----
       October 31, 1996                                   3.5:1.0
       January 31, 1997                                   3.5:1.0
       April 30, 1997                                     3.5:1.0
       July 31, 1997                                      3.5:1.0
       October 31, 1997                                   1.8:1.0
       January 31, 1998                                   1.5:1.0
       April 30, 1998                                     1.3:1.0
       July 31, 1998                                      1.1:1.0
       October 31, 1998                                   1.0:1.0
       January 31, 1999                                   0.9:1.0
       April 30, 1999                                     0.8:1.0
       July 31, 1999 and thereafter                       0.7:1.0


           (b) Total Debt Leverage Ratio. The Borrower will not permit its Total Debt Leverage Ratio with respect to the twelve-month period ending on the last day of any Fiscal Quarter to be greater than the ratio set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to the first anniversary of the Merger Consummation Date, to be calculated as provided in clause (h) of this Section 6.2.4):


       Fiscal Quarter Ending:                             Ratio
       ---------------------                              -----

       October 31, 1997                                   2.7:1.0
       January 31, 1998                                   2.3:1.0
       April 30, 1998                                     2.0:1.0
       July 31, 1998                                      1.7:1.0
       October 31, 1998                                   1.6:1.0
       January 31, 1999                                   1.4:1.0
       April 30, 1999                                     1.3:1.0
       July 31, 1999 and thereafter                       1.2:1.0

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

           (c) Senior Debt Service Ratio. The Borrower will not permit its Senior Debt Service Ratio with respect to the twelve-month period ending on the last day of any Fiscal Quarter to be less than the ratio set forth below opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to the first anniversary of the Merger Consummation Date, such ratio to be calculated as provided in clause (h) of this Section 6.2.4):


       Fiscal Quarter Ending:                      Ratio
       ---------------------                       -----
       October 31, 1996                            2.0:1.0
       January 31, 1997                            2.0:1.0
       April 30, 1997                              2.0:1.0
       July 31, 1997                               2.0:1.0
       October 31, 1997                            3.4:1.0
       January 31, 1998                            3.1:1.0
       April 30, 1998                              3.2:1.0
       July 31, 1998                               3.5:1.0
       October 31, 1998                            3.7:1.0
       January 31, 1999                            4.1:1.0
       April 30, 1999                              4.4:1.0
       July 31, 1999 and thereafter                4.8:1.0


           (d) Interest Coverage Ratio. The Borrower will not permit its Interest Coverage Ratio with respect to the twelve-month period ending on the last day of any Fiscal Quarter to be less than the ratio set forth below opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to the first anniversary of the Merger Consummation Date, such ratio to be calculated as provided in clause (h) of this Section 6.2.4):


<Caption:

       Fiscal Quarter Ending:                      Ratio
       ---------------------                       -----
       October 31, 1997                            5.8:1.0
       January 31, 1998                            6.3:1.0
       April 30, 1998                              7.3:1.0
       July 31, 1998                               7.5:1.0
       October 31, 1998                            7.0:1.0
       January 31, 1999                            6.9:1.0
       April 30, 1999                              6.8:1.0
       July 31, 1999 and thereafter                7.5:1.0

           (e) Net Worth. The Borrower will not permit its net worth determined in accordance with GAAP as of the last day of any Fiscal Quarter, (1) commencing with the Fiscal Quarter ending on July 31, 1996 and continuing thereafter through and including July 31, 1997 to be less than $11,000,000 and (2) commencing with the Fiscal Quarter ending on October 31, 1997 and continuing thereafter, to be less than (A) $12,000,000 plus (B) 75% of Net Income (but not loss) for each Fiscal Quarter ending after July 31, 1996 through and including the last day of the Fiscal Quarter in which this covenant is being tested.

           (f) EBITDA. The Borrower will not permit EBITDA for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the amount set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to the first anniversary of the Merger Consummation Date, such amount to be calculated as provided in clause (h) of this Section 6.2.4):



       Fiscal Quarter Ending:                     Amount
       ---------------------                      ------
       October 31, 1996                           $5,000,000
       January 31, 1997                           $5,000,000
       April 30, 1997                             $5,000,000
       July 31, 1997                              $5,000,000
       October 31, 1997                           $8,500,000
       January 31, 1998                           $9,000,000
       April 30, 1998                            $10,000,000
       July 31, 1998                             $11,500,000
       October 31, 1998                          $12,000,000
       January 31, 1999                          $13,000,000
       April 30, 1999                            $14,000,000
       July 31, 1999 and thereafter              $15,000,000


           (g) Brunswick EBITDA. For each of the Borrower's Fiscal Quarters ending on January 31, 1997, April 30, 1997 or July 31, 1997, EBITDA attributable to the operations and assets of Brunswick as it existed prior to the Merger (the "Brunswick EBITDA") for the period commencing on the Merger Consummation Date and ending on the last day of such Fiscal Quarter shall not be less than $1; provided, however, that if the above covenant is not met as of the last day of the Borrower's Fiscal Quarter ending on January 31, 1997 or on April 30, 1997, then no Default shall arise under this Section 6.2.4(g) unless Brunswick EBITDA for the period commencing on the Merger Consummation Date and ending on the last day of the immediately following Fiscal Quarter is less than $1.

           (h) Calculations for Stub Periods. Notwithstanding anything contained herein to the contrary, calculation of all items relating to income or expense (including, without limitation, EBITDA and Interest Expense) for any period ending prior to the first anniversary of the Merger Consummation Date shall be made by annualizing all items relating to income or expense for the period consisting of the full Fiscal Quarter(s) elapsed from the Merger Consummation Date to the end of such period and by using the actual scheduled repayments of Indebtedness occurring during such period.

     SECTION 3. Continuing Effectiveness of Credit Agreement. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms, except as expressly amended or modified by this Amendment.

     SECTION 4. Cost and Expenses. The Borrower agrees to pay all out-of-pocket expenses of the Agent for the negotiation, preparation, execution and delivery of this Amendment (including fees and expenses of counsel to the Agent).

     SECTION 5. Effectiveness. This Amendment shall become effective upon receipt by the Agent of a copy of this Amendment, duly executed by each of the Borrower and the Agent, and duly acknowledged and consented to by Brunswick Biomedical Technologies, Inc. in the form attached to this Amendment.

     SECTION 6. Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

     SECTION 7. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
This Amendment shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

     SECTION 8. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     SECTION 9. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder or under the Credit Agreement except in accordance with the terms of the Credit Agreement.












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


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    BRUNSWICK BIOMEDICAL CORPORATION



                                    By: /s/ James H. Miller
                                       -------------------------------
                                       James H. Miller
                                       President

                                             [CORPORATE SEAL]



                                    INTERNATIONALE NEDERLANDEN
                                    (U.S.) CAPITAL CORPORATION, in its
                                    capacity as Agent and Lender


                                    By: /s/ Darren J. Wells
                                        -------------------------------
                                        Darren J. Wells
                                        Director








                      [SIGNATURE PAGE TO FIRST AMENDMENT]

     ACKNOWLEDGMENT AND CONSENT

     The undersigned hereby acknowledges receipt of a copy of the foregoing Amendment, consents to the terms and provisions set forth therein, and agrees that the Subsidiary Guaranty dated as of April 15, 1996 as amended and supplemented to the date hereof (the "Subsidiary Guaranty") made by the undersigned, in favor of Internationale Nederlanden (U.S.) Capital Corporation ("ING") and such other Lenders as are, or may from time to time become, parties to the Credit Agreement, and ING as Agent for such Lenders, will continue in full force and effect without diminution or impairment notwithstanding the execution and delivery of the amendment. The undersigned further acknowledges and agrees that, upon effectiveness of the amendment and from and after the date thereof, each reference to the Credit Agreement in the Subsidiary Guaranty and each other Loan Document (as such term is defined in the Credit Agreement) to which any of the undersigned is a party shall mean and be a reference to the Credit Agreement as amended by the foregoing amendment.


BRUNSWICK BIOMEDICAL TECHNOLOGIES, INC.




By:  /s/ James H. Miller
     -----------------------------------
     James H. Miller
     President










                      [SIGNATURE PAGE TO FIRST AMENDMENT]